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                                                                   EXHIBIT 23.4

                CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
EnSys Environmental Products, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                   /s/ KPMG PEAT MARWICK LLP
                                   ---------------------------------
                                   KPMG Peat Marwick LLP


Raleigh, North Carolina
December 6, 1996